ARTICLES OF ASSOCIATION


                                   of the firm


                         EarthPort Transaction Services
                               Aktiengesellschaft

                               Vaduz/Liechtenstein

I.       NAME, SEAT, DURATION AND PURPOSE
         --------------------------------



                                     Art. 1

Under the name of

                EARTHPORT TRANSACTION SERVICES AKTIENGESELLSCHAFT

exists a Limited Company with unlimited duration with its registered office in Vaduz. The Company can, by decision of the General Meeting, establish branches at home and abroad.


                                     Art. 2


Purpose of the Company is: Conducting business on a commercial basis, investment and management of assets of any kind, acquisition and holding of participation's in other enterprises or other rights, purchase and sale of movable property and real estate, any kind of commercial, financial and legal transactions.


II.      CAPITAL STRUCTURE
         -----------------

                                     Art. 3



The share capital of the Company amounts to CHF *50'000.-- (in words: Swiss Francs fifty thousand), divided into -50- bearer shares of CHF *1'000.-- and is fully paid up.

The shares can be consolidated into certificates covering a majority of titles. However, the Company is not obliged to issue share certificates.

III.     COMPANY ORGANS
         --------------

                                     Art. 4


The Organs of the Company are:

a)   the General Meeting
b)   the Board of Directors
c)   the Auditors.



A)       THE GENERAL MEETING
         -------------------


                                     Art. 5

COMPETENCE
----------


The General Meeting is the supreme organ of the company. Its exclusive competence applies particularly to (art. 338 of the PGR):

a) approval of the profit-and-loss account, the Balance Sheet and the business report based on the report of the Auditors;

b)    ratification of the acts of the organs of administration;

c) decisions or the utilisation of the net profit, in particular the determination of the dividend and the share in profits of the administration;

d) determination of the number of the members of the Board of Directors as well as their election and dismissal;

e)    election of the Auditors;

f) decisions on the amendment of the Articles of Association, in particular on the alteration of the share capital, dissolution or amalgamation or the establishment of branches;

g) decisions on motions of the Board of Directors, the Auditors and the shareholders, furthermore execution of all matters as prescribed for by law or the Articles of Association.

                                     Art. 6



ORDINARY GENERAL MEETING/UNIVERSAL GENERAL MEETING
--------------------------------------------------


The Ordinary General Meeting will be convened within six months after expiry of the financial year. Extraordinary General Meetings can be convened at any time in the manner stipulated by law.

Each share entitles the holder to one vote at the General Meeting. The shareholders can represent their shares themselves or have themselves represented by a third party who needs not to be a shareholder.

If all shareholders are assembled or represented and no objection is made, they can constitute a General Meeting even without observing the formalities otherwise prescribed for its convocation and, at this meeting, matters falling within its competence can be validly discussed and resolutions passed.


                                     Art. 7


CONVOCATION
-----------


The Chairman of the Board of Directors shall convene the General Meeting in Vaduz or another place at home or abroad.

The invitation and notification of the agenda is to be made at least 14 days before the day of the meeting.

The Board of Directors determines the shareholder's manner of legitimation for attending the General Meeting.



                                     Art. 8

ORGANISATION
------------

The Chairman of the Board of Directors presides at the General Meeting. Should he not be able to attend, another member of the Board of Directors or a chairman elected by the General Meeting takes the chair.

The Chairman designates the secretary and the scrutineer. The former is to jointly sign the Minutes of the meeting with the Chairman.


                                     Art. 9


DECISIONS AND RIGHT TO VOTE
---------------------------


The General Meeting takes its decisions and holds its elections with a simple majority of votes regardless of the number of the shares represented subject to art. 10.

Each share entitles to one vote.



                                     Art. 10



Decisions on amendments to the Articles of Association, alterations of the share capital, expansion or reduction of the scope of the business, dissolution or amalgamation of the company with another company require a majority of 2/3 of the shares represented whereby, apart from that, half of the share capital must be represented. Should the latter not be the case then the Board of Directors can convene a new General Meeting which has a quorum regardless of the number of the shares represented. However, the decisions in the second meeting also require 2/3 (two third) of the shares represented.



                                     Art. 11



In cases of dispute concerning the competence of the individual organs the General Meeting is presumed to be competent.

B)       BOARD OF DIRECTORS
         ------------------



                                     Art. 12



COMPOSITION AND TERM OF OFFICE
------------------------------



The Board of Directors consists of one or more members elected by the General Meeting for a term of three years. They can be re-elected after expiry of their term of office. The Board of Directors is appointed for the first time in the certificate of incorporation.

The Board of Directors can be increased through co-optation during its term of office. The co-opted members of the Board of Directors have to be approved at the next General Meeting.

Members of the Board of Directors can be removed from office at any time by the General Meeting without justification. They are entitled to resign from office at any time.

The relationship between the members of the Board of Directors and the Company is not governed by the rules of the labour contract.

                                     Art. 13


COMPETENCE AND QUORUM
---------------------


The Board of Directors decides all matters not reserved for the General Meeting. If justified by the course of business, the Board of Directors may, during the business year, decide to make payments on account to the shareholders with respect to the dividends expected. These payments sail be charged in account with the dividends for the particular year as determined by the General Meeting on the basis of the financial statement for the fiscal year.

The quorum is reached when the majority of the members or their representatives are present. A simple majority of votes is decisive; in case of a tie vote, the Chairman's vote counts double. Every absent member can be represented by another member.

Decisions can also be taken by correspondence; however, in this case the absolute majority of all members is necessary.


                                     Art. 14


The Board of Directors can elect the Chairman as well as further officers from amongst themselves for a term of office but with continuous re-eligibility. The Board of Directors meets, at the invitation of the Chairman, as frequently as required by business or at the request of one member.


                                     Art. 15


One of the Board members or a third party can be entrusted by the Board of Directors as delegate with individual branches or with the entire management of the company. The Board of Directors can appoint directors and authorized signatories as well as designate agents of any kind for the execution and achievement of the company's purpose. The members of the Board are liable only for gross negligence.


                                    Art. 16

The Board of Directors determines which persons shall have the legally binding company signature as well as its forum unless the General Meeting has already laid down the authority to sign when adopting members of the Board of Directors.



C)       THE AUDITORS
         ------------


                                     Art. 17



The Ordinary General Meeting elects one or more auditors every year as Auditors. In their place, an auditing company can also be entrusted with the audit.

The auditors have the rights and obligations provided for by law.



IV.      BALANCE OF ACCOUNTS AND DISTRIBUTION OF PROFITS
         -----------------------------------------------


                                     Art. 18


The financial year closes at the end of the calendar year, for the first time on December 31, 1999. The Balance Sheet and the profit-and-loss-account are to be established under observance of the legal provisions.

V.       DISSOLUTION AND LIQUIDATION
         ---------------------------


                                     Art. 19


The dissolution and liquidation according to the legal and statutory provisions can be decided at any time by the General Meeting. The liquidation is left to the Board of Directors provided that the General Meeting does not transfer the mandate to other persons.



VI.      PUBLICATIONS
         ------------


                                     Art. 20


The publications of the company are made according to law.



VII.     REPRESENTATION
         --------------

                                     Art. 21



The legal representative in accordance with art. 239 and following PGR will be designated for the first time at the Founder's Meeting i.e. the General Meeting, and subsequently by the Board of Directors.


Vaduz, the 3rd May 1999/ 16th March 1999


                                 **************

This is merely a translation of the German wording of the Articles of Association. In the event of litigation, the German wording shall be considered authoritative.

The undersigned founder confirms that this translation conforms with the German wording of the statutes which have been deposited at the commercial registry.





                             THE BOARD OF DIRECTORS:

                                  ADRIAAN BRINK